UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

1010 Atlantic Avenue Alameda, California 94501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2018, our board of directors appointed Judd Merrill to serve as Chief Financial Officer of Aqua Metals, Inc. Mr. Merrill will assume the duties as Chief Financial Officer effective as of November 8, 2018.

From April 2017 to August 2018, Mr. Merrill served as Director of Finance/Accounting of Klondex Mines Ltd., (NYSE:KLDX), an international mining company acquired by Hecla Mining Company (NYSE:HL) in July 2018. From December 2011 to April 2017, Mr. Merrill served as Chief Financial Officer of Comstock Mining, Inc. (NYSE-MKT: LODE), a Nevada-based mining company. From April 2008 to December 2011, Mr. Merrill served as Controller and Treasurer for Fronteer Gold, Inc. (TSE:FRG), a gold exploration company acquired by Newmont Mining Corp (NYSE:NEM). Mr. Merrill began his career at Deloitte & Touche LLP and spent six years working in broader financial accounting, reporting and internal controls. Mr. Merrill holds a Bachelor of Science in accounting from Central Washington University and he received an M.B.A. from the University of Nevada, Reno and is a licensed CPA.

In connection with Mr. Merrill’s appointment, we entered into an executive employment agreement with Mr. Merrill. Pursuant to the employment agreement, we have agreed to compensate Mr. Merrill at the annual rate of $275,000. Mr. Merrill will be eligible to receive short-term and long-term incentive bonuses of up to 50% and 80% of his base salary, respectively, based on performance criteria approved by the compensation committee of our board of directors. Mr. Merrill’s short-term performance bonuses will payable in either cash or restricted stock units, or RSUs, as determined by the compensation committee of our board, and his long-term performance bonuses shall be payable in RSUs subject to vesting over a three-year period from the date of award. We have also agreed that Mr. Merrill will be eligible for a performance-based bonus of up to $50,000 payable in RSUs for the months of November and December 2018. The employment agreement entitles Mr. Merrill to reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the event of our termination of his employment without cause or his resignation for good reason. The amount of the severance payment will be (i) two months annual salary in the event of such a termination during the first 90 days of the agreement or (ii) in the event of such a termination following first 90 days of this agreement, six months annual salary at the rate then in effect on the date of termination. Mr. Merrill’s employment agreement provides for intellectual property assignment and confidentiality provisions that are customary in our industry.

In connection with his appointment, we also granted Mr. Merrill options to purchase 100,000 shares of our common stock, at an exercise price of $2.25 per share, with the options vesting over a three-year period from the date of grant. The options are subject to the terms and conditions of our Amended and Restated 2014 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: November 9, 2018	/s/ Stephen Cotton
Stephen Cotton,
President